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EX-99.12




CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the registration Statement on Form N-1A of our report dated December 7, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report of the Flag Investors Emerging Growth Fund, Inc., which is also incorporated by reference into the Registration. We also consent to the reference to us under the headings "Independent Accountants" and "Financial Highlights" in such Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Baltimore, Maryland

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